EXHIBIT 99.1

WeTrade Group Inc Cooperates with Tencent Smart Retail to Create Integrated Solutions For Retail Industry

BEIJING, March 17, 2023 /PRNewswire/ -- WeTrade Group Inc. (“WeTrade” or the “Company”) (NASDAQ: WETG), a global diversified “software as a service” (“SaaS”) technology service provider committed to providing technical support and digital transformation tools for enterprises across multiple industries, today announced that the company has officially integrated Tencent cloud technology products with Tencent Smart Retail, and jointly upgraded digitally fast transaction scenario of small, medium and micro merchants of WeTrade.

With the rapid development of the industrial Internet, Tencent Cloud and Smart Retail continue to provide Tencent technology support to industry partners, and continue to invite qualified service providers in the ecosystem to work together to explore the whole area and create new growth for retail enterprises.

As a partner of Tencent, WeTrade will further explore channel innovation and service resource integration by engaging the digitization ecology, focusing on the digital upgrade of micro, small, and medium merchants, and connecting upstream and downstream industries with the SaaS+ supply chain.

Based on this cooperation, WeTrade starts with the transaction scenarios, and will cooperate with Tencent Smart Retail and Tencent E-Sign Product Team to develop a fast transaction signing solution that enables merchants to complete the order transaction quickly by a mobile phone and a small program. This product relies on Tencent’s WeChat native face recognition and blockchain full process certificate storage and recording capabilities, and ensures that the contract is strictly tamperproof after signing, and has full legal effect, safeguarding the transactions of small, medium, and micro businesses.

WeTrade will continue to join hands with Tencent Smart Retail, integrate more Tencent technology production capabilities, provide one-stop digital ecological marketing solutions for the majority of small, medium and micro businesses, and help small, medium and micro enterprises in the process of the digital ecological operation and upgrading.

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About WeTrade Group Inc.

WeTrade Group Inc. is a global diversified “software as a service” (“SaaS”) technology service provider which is committed to providing technical support and digital transformation tools for enterprises across different industries. The four business segments of WeTrade Group are YCloud, WTPay, Y-Health and YG.

YCloud is a micro-business cloud intelligent system launched by WeTrade, serving global micro-business industry. YCloud strengthens users’ marketing relationship and CPS commission profit management through leading technology and big data analysis. It also helps increase the payment scenarios to increase customers’ revenue by multi-channel data statistics, AI fission and management as well as improved supply chain system.

Independently developed by the Company, WTPay supports multiple methods of online payment and eight mainstream digital wallets in over 100 countries to help customers quickly realize global collection and payment business.

Y-Health is the sector focusing on public health business, which engages in developing global business for biological health and medical enterprises. Currently, Y-Health mainly focuses on detection and prevention of epidemic, daily healthcare, traditional Chinese medicines, and others.

YG is the new energy business segment which mainly provides tools and technical support for the digital new energy industry in the Middle East and Central Asia.

For more information, please visit https://ir.wetg.group.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company’s encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.

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